AGREEMENT TO TERMINATE
THE OPERATING AGREEMENT FOR
VISA ACCOUNTS AND RECEIVABLES
BETWEEN
NORDSTROM NATIONAL CREDIT BANK
AND
NORDSTROM CREDIT, INC.



     It is hereby agreed that the Operating Agreement for Visa Accounts and
Receivables (the Agreement) dated May 1, 1994 between Nordstrom
National Credit
Bank (the Bank) and Nordstrom Credit, Inc. (Credit) is terminated effective August
14, 1996, upon agreement of both parties.

     IN WITNESS WHEREOF, the Bank and Credit have caused this Agreement to be terminated by their respective officers thereunto duly authorized as of August 14, 1996.

Nordstrom National Credit Bank



By /s/ John A. Goesling
      -----------------------------
       John A. Goesling, Chairman

By /s/ John C. Walgamott
      -----------------------------
       John C. Walgamott, President


Nordstrom Credit, Inc.



By /s/ John C. Walgamott
       ----------------------------
       John C. Walgamott, President